January 4, 2023
Dennis Polk
Re:    Amendment No. 3 to Promotion Offer Letter
Dear Mr. Polk:
Reference is made to that certain promotion offer letter, dated January 4, 2018, as amended, (the “Offer Letter”), by and between you and TD SYNNEX Corporation (“Company”).
Pursuant to Section 14(b) of the Offer Letter, as of the date first written herein, the Company and you wish to amend the Offer Letter by this letter amendment no. 3 (“Amendment No. 3”) in connection with your transition to Executive Chair.
Capitalized terms used in this Amendment No. 3 which are not otherwise defined herein, shall have the meanings given such terms in the Offer Letter. Therefore, the parties agree Sections 3 and 5 shall be amended as follows:
Amendment to the Agreement
The second paragraph of Section 3 shall be amended and replaced as follows:
Effective December 1, 2022 through November 30, 2023 (the “Final Transition Period”), the Company will pay you a starting base salary at the rate of $800,000 per year ($66,667 per month). In addition, in light of your continued duties in the business your target bonus for the fiscal year ending November 30, 2023 will be $800,000 with the performance metrics established by the Compensation Committee for executives having similar business responsibilities, provided you remain employed through November 30, 2023. The bonus for a fiscal year will be paid within 2-1/2 months after the last day of the fiscal year. The determinations of the Compensation Committee with respect to your bonus will be final and binding.
Reference to and Effect on the Agreement
1.1Upon the effectiveness of this Amendment No. 3, on and after the date hereof, each reference to the Offer Letter shall mean and be a reference to the Offer Letter as amended hereby.
1.2Except as specifically set forth above, the Offer Letter, and all other amendments, documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
1.3The execution, delivery and effectiveness of this Amendment No. 3 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of a party, nor constitute a waiver of any provision of the Offer Letter, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

If the above changes to the Offer Letter are acceptable, please acknowledge your acceptance below and return the executed portion of this Amendment No. 3 on or before January 6, 2023.
Very truly yours,
TD SYNNEX Corporation
/s/ Hau Lee
Hau Lee
Chairman, TD SYNNEX Compensation Committee
AGREED AND ACCEPTED:

/s/ Dennis Polk__________________
Dennis Polk